Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces Fourth Quarter and Full Year Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., March 31, 2014 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three months and year ended January 31, 2014.

“We are pleased to finish the year strong with non-GAAP results of $257 million of revenue and $0.91 of diluted earnings per share in Q4. For the year, we generated record non-GAAP results of $910 million of revenue, and $2.84 of diluted earnings per share. Non-GAAP EBITDA came in very strong at $227 million, reflecting 10.8% year-over-year growth, driven by a combination of revenue growth and operating leverage,” said Dan Bodner, CEO and President.

Bodner continued, “Our long-term growth strategy is to maintain our leadership in our current markets while identifying adjacent markets in which we can leverage our core competency in Actionable Intelligence. We are focused on three areas of the Actionable Intelligence market: Customer Engagement Optimization, Security Intelligence, and Fraud, Risk and Compliance. We are very excited about the long term opportunities for Verint, as well as our near term prospects, reflected in our guidance for the current year of approximately $1.1 billion of revenue with 25% EBITDA margins on a non-GAAP basis.”

Financial Highlights
Below is selected unaudited financial information for the three months and year ended January 31, 2014 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended January 31, 2014 - GAAP	Three Months Ended January 31, 2014 - Non-GAAP
Revenue: $255.7 million	Revenue: $257.1 million
Operating Income: $39.5 million	Operating Income: $65.5 million
Diluted EPS: $0.42	Diluted EPS: $0.91

Year Ended January 31, 2014 - GAAP	Year Ended January 31, 2014 - Non-GAAP
Revenue: $907.3 million	Revenue: $910.0 million
Operating Income: $122.3 million	Operating Income: $210.0 million
Diluted EPS: $0.99	Diluted EPS: $2.84

Financial Outlook
Below is Verint’s non-GAAP outlook for the year ending January 31, 2015.

•	We expect revenue in the range of $1.08 billion to $1.13 billion, and diluted earnings per share in the range of $3.20 to $3.40.

•
For Q1, we expect revenue in the range of $250 million to $260 million reflecting a full quarter of KANA which closed on February 3, 2014, as well as the seasonal trends that are typical in the enterprise software industry. We expect operating margins in Q1 to be similar to the first quarter of last year.

Conference Call Information
We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months and year ended January 31, 2014 and outlook for the year ending January 31, 2015. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-800-706-7745 (United States and Canada) and 1-617-614-3472 (international) and the passcode is 41282453. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2 and 3 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2015.

About Verint Systems Inc.
Verint® (NASDAQ: VRNT) is a global leader in Actionable Intelligence® solutions. Actionable Intelligence is a necessity in a dynamic world of massive information growth because it empowers organizations with crucial insights and enables decision makers to anticipate, respond, and take action.  Our Actionable Intelligence solutions help organizations address three important challenges: Customer Engagement Optimization; Security Intelligence; and Fraud, Risk, and Compliance. Today, more than 10,000 organizations in over 180 countries, including over 80 percent of the Fortune 100, use Verint solutions to improve enterprise performance and make the world a safer place. Learn more at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks, uncertainties, and assumptions, any of which could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes and evolving industry standards in our product offerings and to successfully develop, launch, and drive demand for new and enhanced, innovative, high-quality products that meet or exceed customer needs; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with capital constraints, valuations, costs and expenses, maintaining profitability levels, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently execute on our growth strategy, including managing investments in our business and operations and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, development, strategic, or other opportunities that may not come to fruition or produce satisfactory returns; risks that we may be unable to maintain and enhance relationships with key resellers, partners, and systems integrators; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, security lapses, or with information technology system failures or disruptions; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate; risks associated with our ability to recruit and retain qualified personnel in regions in which we operate; challenges associated with selling sophisticated solutions, long sales cycles, and emphasis on larger transactions, including in assisting customers in realizing the benefits of our solutions and in accurately forecasting revenue and expenses and in maintaining profitability; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our products may contain defects, which could expose us to substantial liability; risks associated with our dependence on a limited number of suppliers or original equipment manufacturers for certain components of our products, including companies that may compete with us or work with our competitors; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position, including with respect to covenant limitations and compliance, fluctuations in interest rates, and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of CTI's former subsidiary, Comverse, Inc. ("Comverse"), being unwilling or unable to provide us with certain indemnities or transition services to which we are entitled; risks relating to our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits, including those expected as a result of acquisitions. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2014, when filed, and other filings we make with the SEC.
VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2014	2013	2014	2013
Revenue:
Product	$129,289	$108,394	$416,478	$389,787
Service and support	126,456	120,567	490,814	449,755
Total revenue	255,745	228,961	907,292	839,542
Cost of revenue:
Product	42,974	29,054	137,558	121,748
Service and support	41,025	39,672	156,593	145,444
Amortization of acquired technology and backlog	4,349	3,688	12,269	14,812
Total cost of revenue	88,348	72,414	306,420	282,004
Gross profit	167,397	156,547	600,872	557,538
Operating expenses:
Research and development, net	34,604	29,576	126,539	115,906
Selling, general and administrative	86,845	85,335	327,385	317,637
Amortization of other acquired intangible assets	6,469	6,100	24,662	24,442
Total operating expenses	127,918	121,011	478,586	457,985
Operating income	39,479	35,536	122,286	99,553
Other income (expense), net:
Interest income	400	152	963	531
Interest expense	(7,793)	(7,751)	(29,780)	(31,034)
Losses on extinguishment of debt	—	—	(9,879)	—
Other expense, net	(15,262)	(1,097)	(20,275)	(1,286)
Total other expense, net	(22,655)	(8,696)	(58,971)	(31,789)
Income before provision for income taxes	16,824	26,840	63,315	67,764
Provision for (benefit from) income taxes	(7,330)	(454)	4,539	8,960
Net income	24,154	27,294	58,776	58,804
Net income attributable to noncontrolling interest	1,267	1,405	5,019	4,802
Net income attributable to Verint Systems Inc.	22,887	25,889	53,757	54,002
Dividends on preferred stock	—	(3,951)	(174)	(15,472)
Net income attributable to Verint Systems Inc. common shares	$22,887	$21,938	$53,583	$38,530

Net income per common share attributable to Verint Systems Inc.:
Basic	$0.43	$0.55	$1.01	$0.97
Diluted	$0.42	$0.50	$0.99	$0.96

Weighted-average common shares outstanding:
Basic	53,518	40,114	52,967	39,748
Diluted	54,540	51,797	53,878	40,312

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2014	2013	2014	2013
GAAP Revenue By Segment:
Enterprise Intelligence	$134,208	$142,474	$498,901	$490,478
Video Intelligence	32,167	27,381	120,388	119,457
Communications Intelligence	89,370	59,106	288,003	229,607
GAAP Total Revenue	$255,745	$228,961	$907,292	$839,542

Revenue Adjustments Related to Acquisitions:
Enterprise Intelligence	$1,254	$834	$1,946	$4,489
Video Intelligence	—	93	167	1,933
Communications Intelligence	86	232	616	2,112
Total Revenue Adjustments Related to Acquisitions	$1,340	$1,159	$2,729	$8,534

Non-GAAP Revenue By Segment:
Enterprise Intelligence	$135,462	$143,308	$500,847	$494,967
Video Intelligence	32,167	27,474	120,555	121,390
Communications Intelligence	89,456	59,338	288,619	231,719
Non-GAAP Total Revenue	$257,085	$230,120	$910,021	$848,076

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2014	2013	2014	2013

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$167,397	$156,547	$600,872	$557,538
Revenue adjustments related to acquisitions	1,340	1,159	2,729	8,534
Amortization of acquired technology and backlog	4,349	3,688	12,269	14,812
Stock-based compensation expenses	657	743	2,437	2,857
M&A and other adjustments	2,568	123	2,952	535
Non-GAAP gross profit	$176,311	$162,260	$621,259	$584,276

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income and Non-GAAP EBITDA

GAAP operating income	$39,479	$35,536	$122,286	$99,553
Revenue adjustments related to acquisitions	1,340	1,159	2,729	8,534
Amortization of acquired technology and backlog	4,349	3,688	12,269	14,812
Amortization of other acquired intangible assets	6,469	6,100	24,662	24,442
Stock-based compensation expenses	9,837	6,890	34,991	25,208
M&A and other adjustments	3,976	7,597	13,036	16,623
Non-GAAP operating income	65,450	60,970	209,973	189,172
GAAP depreciation and amortization (1)	15,201	13,936	53,757	54,936
Amortization of acquired technology and backlog	(4,349)	(3,688)	(12,269)	(14,812)
Amortization of other acquired intangible assets	(6,469)	(6,100)	(24,662)	(24,442)
M&A and other adjustments	(14)	—	(14)	(84)
Non-GAAP depreciation and amortization	4,369	4,148	16,812	15,598
Non-GAAP EBITDA	$69,819	$65,118	$226,785	$204,770

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(22,655)	$(8,696)	$(58,971)	$(31,789)
Loss on extinguishment of debt	—	—	9,879	—
Unrealized (gains) losses on derivatives, net	(953)	276	(704)	133
M&A and other adjustments	12,187	222	13,831	1,139
Non-GAAP other expense, net	$(11,421)	$(8,198)	$(35,965)	$(30,517)

Table of Reconciliation from GAAP Provision for (Benefit From) Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for (benefit from) income taxes	$(7,330)	$(454)	$4,539	$8,960
Non-cash tax adjustments	10,686	4,814	11,164	9,201
Non-GAAP provision for income taxes	$3,356	$4,360	$15,703	$18,161

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income attributable to Verint Systems Inc.	$22,887	$25,889	$53,757	$54,002
Revenue adjustments related to acquisitions	1,340	1,159	2,729	8,534
Amortization of acquired technology and backlog	4,349	3,688	12,269	14,812
Amortization of other acquired intangible assets	6,469	6,100	24,662	24,442

Stock-based compensation expenses	9,837	6,890	34,991	25,208
M&A and other adjustments	16,163	7,819	26,867	17,762
Loss on extinguishment of debt	—	—	9,879	—
Unrealized (gains) losses on derivatives, net	(953)	276	(704)	133
Non-cash tax adjustments	(10,686)	(4,814)	(11,164)	(9,201)
Total GAAP net income adjustments	26,519	21,118	99,529	81,690
Non-GAAP net income attributable to Verint Systems Inc.	$49,406	$47,007	$153,286	$135,692

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income attributable to Verint Systems Inc. common shares	$22,887	$21,938	$53,583	$38,530
Total GAAP net income adjustments	26,519	21,118	99,529	81,690
Non-GAAP net income attributable to Verint Systems Inc. common shares	$49,406	$43,056	$153,112	$120,220

Table Comparing GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.42	$0.50	$0.99	$0.96

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.91	$0.91	$2.84	$2.64

Shares used in computing GAAP diluted net income per common share	54,540	51,797	53,878	40,312

Shares used in computing non-GAAP diluted net income per common share	54,540	51,797	54,001	51,355

(1) Adjusted for patent and financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	January 31,
(in thousands, except share and per share data)	2014	2013
Assets
Current Assets:
Cash and cash equivalents	$378,618	$209,973
Restricted cash and bank time deposits	6,423	11,128
Short-term investments	32,049	13,593
Accounts receivable, net of allowance for doubtful accounts of $1.2 million and $1.8 million, respectively	194,312	168,415
Inventories	10,693	15,014
Deferred cost of revenue	10,818	6,253
Deferred income taxes	9,002	10,447
Prepaid expenses and other current assets	52,476	66,830
Total current assets	694,391	501,653
Property and equipment, net	40,145	38,161
Goodwill	853,389	829,909
Intangible assets, net	132,847	144,261
Capitalized software development costs, net	8,483	6,343
Long-term deferred cost of revenue	9,843	7,742
Long-term deferred income taxes	9,783	10,342
Other assets	24,026	25,858
Total assets	$1,772,907	$1,564,269

Liabilities, Preferred Stock, and Stockholders' Equity
Current Liabilities:
Accounts payable	$65,656	$47,355
Accrued expenses and other current liabilities	178,674	176,972
Current maturities of long-term debt	6,555	5,867
Deferred revenue	162,124	163,252
Deferred income taxes	474	764
Total current liabilities	413,483	394,210
Long-term debt	635,830	570,822
Long-term deferred revenue	13,661	13,562
Long-term deferred income taxes	13,358	10,261
Other liabilities	63,457	60,196
Total liabilities	1,139,789	1,049,051
Preferred Stock - $0.001 par value; authorized 2,207,000 and 2,500,000 shares at January 31, 2014 and 2013, respectively. Series A convertible preferred stock; 0 and 293,000 shares issued and outstanding at January 31, 2014 and 2013, respectively; aggregate liquidation preference and redemption value of $365,914 at January 31, 2013.	—	285,542
Commitments and Contingencies
Stockholders' Equity:
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 53,907,000 and 40,460,000 shares; outstanding 53,605,000 and 40,158,000 shares at January 31, 2014 and 2013, respectively.	54	40
Additional paid-in capital	924,663	580,762
Treasury stock, at cost - 302,000 shares at January 31, 2014 and 2013, respectively.	(8,013)	(8,013)
Accumulated deficit	(250,005)	(303,762)
Accumulated other comprehensive loss	(39,725)	(44,225)
Total Verint Systems Inc. stockholders' equity	626,974	224,802
Noncontrolling interest	6,144	4,874
Total stockholders' equity	633,118	229,676
Total liabilities, preferred stock, and stockholders' equity	$1,772,907	$1,564,269

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended January 31,
(in thousands)	2014	2013
Cash flows from operating activities:
Net income	$58,776	$58,804
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,968	57,097
Provision for doubtful accounts	1,112	734
Stock-based compensation - equity portion	30,173	21,004
Provision for deferred income taxes	2,553	328
Excess tax benefits from stock award plans	(64)	(139)
Non-cash (gains) losses on derivative financial instruments, net	(346)	399
Loss on extinguishment of debt	9,879	—
Other non-cash items, net	(1,964)	(5,297)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(23,387)	(13,809)
Inventories	3,105	(1,957)
Deferred cost of revenue	(6,148)	11,421
Prepaid expenses and other assets	33,487	(17,577)
Accounts payable and accrued expenses	23,444	(598)
Deferred revenue	(1,994)	(6,104)
Other liabilities	(6,513)	19,078
Other, net	203	1
Net cash provided by operating activities	178,284	123,385

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(32,767)	(660)
Purchases of property and equipment	(15,725)	(16,045)
Purchases of investments	(197,749)	(13,593)
Sales and maturities of investments	178,820	—
Settlements of derivative financial instruments not designated as hedges	(359)	(270)
Cash paid for capitalized software development costs	(6,668)	(3,916)
Change in restricted cash and bank time deposits, including long-term portion, and other investing activities, net	10,252	(1,212)
Net cash used in investing activities	(64,196)	(35,696)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	646,750	384
Repayments of borrowings and other financing obligations	(586,126)	(22,035)
Payments of debt issuance and other debt-related costs	(7,754)	(217)
Proceeds from exercises of stock options	10,896	2,605
Cash received in CTI Merger	10,370	—
Dividends paid to noncontrolling interest	(3,579)	(3,070)
Purchases of treasury stock	—	(615)
Excess tax benefits from stock award plans	64	139
Payments of contingent consideration for business combinations (financing portion)	(16,087)	(6,497)
Other financing activities	—	—
Net cash provided by (used in) financing activities	54,534	(29,306)
Effect of exchange rate changes on cash and cash equivalents	23	928
Net increase in cash and cash equivalents	168,645	59,311
Cash and cash equivalents, beginning of period	209,973	150,662
Cash and cash equivalents, end of period	$378,618	$209,973

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired intangible assets, including acquired technology and backlog. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology and backlog, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, stock bonus plans and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges.

M&A and other adjustments. We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions, whether or not consummated, and certain extraordinary transactions, including reorganizations, restructurings and expenses associated with the CTI Merger. Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on foreign currency derivatives not designated as hedges. These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period and which we believe are not reflective of our ongoing operations.

Loss on extinguishment of debt. We exclude from our non-GAAP financial measures loss on extinguishment of debt attributable to refinancing or repaying our debt because we believe it is not reflective of our ongoing operations.

Non-cash tax adjustments. We exclude from our non-GAAP financial measures non-cash tax adjustments, which represent the difference between the amount of taxes we expect to pay related to current year income, and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.